Exhibit 99.1

RPX Announces Second Quarter 2011 Financial Results

SAN FRANCISCO – August 2, 2011 – RPX Corporation (NASDAQ: RPXC) announced today its financial results for the second quarter ended June 30, 2011.

Second Quarter 2011 Highlights

•	Revenue totaled $38.9 million, up 78% from the prior year period

•	Subscription revenue totaled $35.6 million, up 66% from the prior year period

•	Client network grew to 96 with 15 clients added in the second quarter

•	GAAP net income was $7.7 million or $0.16 per diluted share on a pro forma basis

•	Non-GAAP net income was $8.8 million or $0.18 per diluted share on a pro forma basis

“We are very pleased with our solid second quarter results which reflect expanding adoption of the RPX offering,” said John Amster, CEO of RPX Corporation. “We are continuing to execute on our plan. As of the end of the quarter we had deployed over $300 million to acquire patents and patent rights to the benefit of the 96 companies in our client network.”

Summary Results

Revenue for the second quarter of 2011 increased 78% to $38.9 million, compared to $21.8 million in the second quarter of 2010. Subscription revenue increased 66% to $35.6 million, compared to $21.4 million in the prior year period. The year-over-year increase in subscription revenue was driven by the growing acceptance of RPX’s patent risk management platform.

Cost of revenue for the quarter was $14.5 million, compared to $10.2 million in the year-ago period. The net book value of RPX’s portfolio of patent assets increased to $140 million as of June 30, 2011 from $121 million as of June 30, 2010. Net acquisition spend during the quarter totaled $21.7 million, and included eight new acquisitions of patent assets as well as the exercise of previously negotiated options to acquire licenses for new members.

Selling, general and administrative expenses were $11.3 million in the second quarter of 2011, compared to $5.2 million in the second quarter of 2010. Non-GAAP selling, general and administration expenses, which exclude stock-based compensation, were $9.4 million in the second quarter of 2011, compared to $5.0 million in the prior year period. The increase in SG&A expenses was primarily due to the hiring of additional personnel and increased professional fees and facilities costs resulting from the growth in RPX’s business. Over the course of the past year, RPX substantially expanded its client relations, corporate development and technology development teams.

GAAP net income for the quarter was $7.7 million or $0.15 per diluted share, compared to $3.3 million or $0.05 per diluted share in the second quarter of 2010. On a pro forma basis giving effect to the restricted stock outstanding and the conversion of all preferred shares into common shares at the beginning of the period, net income was $0.16 per diluted share in the second quarter of 2011, compared to $0.09 per diluted share in the prior year period. Non-GAAP net income, which excludes stock-based compensation (net of tax), was $8.8 million or $0.18 per diluted share on a pro forma basis in the second quarter of 2011, compared to $3.5 million or $0.09 per diluted share in the prior year period.

RPX Announces Second Quarter 2011 Financial Results	Page | 2

As of June 30, 2011, RPX had cash, cash equivalents and short-term investments of $199 million.

Business Outlook

This outlook reflects the Company’s current and preliminary view and may be subject to change. Please see the “Forward-Looking Statements” at the end of this press release. The Company provided the following business outlook for the third quarter and full year 2011:

	Third Quarter 2011	Full Year 2011
Revenue	$37.8 - $38.3 Million	$150.5 - $154.0 Million
Non-GAAP Net Income	$6.7 - $7.2 Million	$28.0 - $32.0 Million
Non-GAAP Effective Tax Rate	40%	40%
Diluted Shares Outstanding (Pro Forma)	54 Million	49 Million

The above outlook is forward looking. Actual results may differ materially. Please refer to the information under the caption “Use of Non-GAAP Financial Information” below.

Conference Call

RPX management will host a conference call and live webcast for analysts and investors at 5:00 p.m. EDT on August 2, 2011. Parties in the United States and Canada can access the call by dialing 1-877-941-8416, using conference code 4457074. International parties can access the call by dialing 1-480-629-9808, using conference code 4457074.

RPX will offer a live webcast of the conference call which can be accessed from the “Investor Relations” section of the company’s website at www.rpxcorp.com. The webcast will be archived there for a period of 30 days. An audio replay of the conference call will also be available two hours after the call and will be available for 30 days. To hear the replay, parties in the United States and Canada should call 1-800-406-7325 and enter conference code 4457074. International parties should call 1-303-590-3030 and enter conference code 4457074.

About RPX Corporation

RPX Corporation (NASDAQ: RPXC) is a leading provider of patent risk solutions, offering defensive buying, acquisition syndication, patent intelligence and advisory services. Since its founding in 2008, RPX has introduced efficiency to the patent market by providing a rational alternative to litigation. The San Francisco-based company’s pioneering approach combines principal capital, deep patent expertise, and client contributions to generate enhanced patent buying power. By acquiring patents, RPX helps to mitigate and manage patent risk for its growing client network.

RPX Announces Second Quarter 2011 Financial Results	Page | 3

Use of Non-GAAP Financial Information

The accompanying news release dated August 2, 2011 contains non-GAAP financial measures. Tables are provided in the news release that reconciles the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP net income, non-GAAP SG&A, non-GAAP effective tax rate and non-GAAP earnings per share. To supplement the Company’s consolidated financial statements presented on a GAAP basis, management believes that these non-GAAP measures provide useful information about the Company’s core operating results and thus are appropriate to enhance the overall understanding of the Company’s past financial performance and its prospects for the future. Management believes it is useful to report non-GAAP measures which exclude stock-based compensation expense because it believes investors wish to exclude the effects of stock-based compensation expense in comparing our financial performance with that of other companies. These adjustments to the Company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company’s underlying operational results and trends and performance. Management uses these non-GAAP measures to evaluate the Company’s financial results. The presentation of additional information is not meant to be considered in isolation or as a substitute for or superior to financial results determined in accordance with GAAP. Beginning this quarter, the Company is reporting non-GAAP net income that reflects a non-GAAP effective tax rate which excludes the impact of stock-based compensation expense.

Forward-Looking Statements

This news release and its attachments contain forward-looking statements within the meaning of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements regarding RPX’s future financial performance, the quotations from management in this press release, as well as any statements regarding the Company’s strategic and operational plans. The Company’s actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, among others, the Company’s ability to maintain an adequate rate of growth, the impact of the current economic climate on the Company’s business, the Company’s ability to effectively manage its growth, and the Company’s ability to attract new clients and retain existing clients. Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “will,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions or variations intended to identify forward-looking statements. More information about potential factors that could affect the Company’s business and financial results is contained in its Prospectus related to its initial public offering filed with the Securities and Exchange Commission on May 4, 2011, quarterly reports on Form 10-Q, and the Company’s other filings with the SEC. The Company does not intend, and undertakes no duty, to update any forward-looking statements to reflect future events or circumstances.

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Contacts:

Investor Relations

Julie Cunningham

The Blueshirt Group

+1.425.217.2632

julie@blueshirtgroup.com

RPX Announces Second Quarter 2011 Financial Results	Page | 4

Media Relations

Greg Spector

RPX Corporation

+1.415.717.4666

greg.spector@rpxcorp.com

RPX Corporation

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
	(unaudited)
Revenue	$38,850	$21,835	$73,240	$40,047
Cost of revenue	14,528	10,216	28,193	17,949
Selling, general and administrative expenses	11,286	5,191	19,396	9,459

Operating income	13,036	6,428	25,651	12,639

Interest income	42	67	68	198
Interest expense	(235)	(781)	(634)	(1,752)

Income before provision for income taxes	12,843	5,714	25,085	11,085
Provision for income taxes	5,177	2,393	10,724	4,644

Net income	$7,666	$3,321	$14,361	$6,441

Less: allocation of net income to participating stockholders	2,952	3,008	8,754	5,879

Net income available to common stockholders - basic	$4,714	$313	$5,607	$562
Undistributed earnings re-allocated to common stockholders	210	72	484	108

Net income available to common stockholders - diluted	$4,924	$385	$6,091	$670

Net income per common share - basic	$0.16	$0.06	$0.31	$0.11

Net income per common share - diluted	$0.15	$0.05	$0.29	$0.11

Weighted-average shares used in computing net income per common share - basic	28,941	5,495	18,141	5,153

Weighted-average shares used in computing net income per common share - diluted	33,131	7,031	21,187	6,340

RPX Corporation

Consolidated Balance Sheets

(in thousands)

	June 30,	December 31,
	2011	2010
	(unaudited)
Assets

Current assets
Cash and cash equivalents	$159,393	$46,656
Restricted cash	500	500
Short-term investments	39,304	—
Accounts receivable	6,272	12,632
Prepaid expenses and other current assets	4,962	5,987
Deferred tax assets	2,543	2,567

Total current assets	212,974	68,342

Patent assets, net	139,844	126,508
Property and equipment, net	1,223	623
Goodwill and intangible assets, net	3,576	583
Restricted cash	220	220
Other assets	356	746

Total assets	$358,193	$197,022

Liabilities, redeemable convertible preferred stock and stockholders’ equity

Current liabilities
Accounts payable	$964	$634
Accrued liabilities	4,664	7,281
Deferred revenue, current	75,599	73,235
Notes payable and other obligations, current	6,517	18,527
Other current liabilities	893	3,314

Total current liabilities	88,637	102,991

Deferred revenue, less current portion	11,975	9,205
Deferred tax liabilities	6,146	6,146
Notes payable and other obligations, less current portion	1,099	5,056
Other liabilities	156	124

Total liabilities	108,013	123,522

Redeemable convertible preferred stock	—	62,793

Stockholders’ equity

Common stock	5	1
Additional paid-in capital	225,159	51
Retained earnings	25,016	10,655

Total stockholders’ equity	250,180	10,707

Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$358,193	$197,022

RPX Corporation

Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended
	June 30,
	2011	2010
	(unaudited)
Cash flows from operating activities
Net income	$14,361	$6,441

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	28,176	17,771
Stock-based compensation	2,936	349
Excess tax benefit from stock-based compensation	(203)	—
Imputed interest on other obligations	436	867
Amortization of premium on investments	195	—
Deferred taxes	25	—
Other	(4)	2
Changes in assets and liabilities:
Accounts receivable	6,360	3,451
Prepaid expense and other assets	666	(139)
Accounts payable	330	(679)
Accrued and other liabilities	(3,205)	3,898
Deferred revenue	5,014	42,708

Net cash provided by operating activities	55,087	74,669

Cash flows from investing activities
Purchases of investments classified as available-for-sale securities	(40,100)	—
Maturities of investments classified as available-for-sale securities	970	—
Business acquisitions	(3,000)	—
Purchases of intangible assets	(95)	—
Purchases of property and equipment	(706)	(110)
Acquisitions of patent assets	(43,151)	(43,048)
Proceeds from sale of patent assets	80	—

Net cash used in investing activities	(86,002)	(43,158)

Cash flows from financing activities
Repayments of principal on notes payable and other obligations	(16,404)	(20,443)
Proceeds from issuance of common stock in initial public offering, net of issuance costs	157,828	—
Proceeds from exercise of stock options and other common stock issuances	2,025	76
Excess tax benefit from stock-based compensation	203	—

Net cash provided by (used in) financing activities	143,652	(20,367)

Net increase in cash and cash equivalents	112,737	11,144
Cash and cash equivalents at beginning of period	46,656	28,928

Cash and cash equivalents at end of period	$159,393	$40,072

RPX Corporation

Reconciliation of Pro Forma Net Income Per Share

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
	(unaudited)
Net income	$7,666	$3,321	$14,361	$6,441

Pro forma net income per share [1]
Basic	$0.18	$0.09	$0.35	$0.17

Diluted	$0.16	$0.09	$0.33	$0.17

Shares used in computing pro forma net income per share
Basic:
Basic weighted-average common shares	13,952	5,495	10,605	5,153
Add: Assumed conversion of redeemable convertible preferred shares	26,230	25,741	26,230	25,741
Add: Restricted stock	3,505	5,865	3,741	6,165

Shares used in computing pro forma basic net income per share	43,687	37,101	40,576	37,059

Diluted:
Diluted weighted-average common shares	18,142	7,031	13,651	6,340
Add: Assumed conversion of redeemable convertible preferred shares	26,230	25,741	26,230	25,741
Add: Restricted stock	3,505	5,865	3,741	6,165

Shares used in computing pro forma diluted net income per share	47,877	38,637	43,622	38,246

[1]	Pro forma basic and diluted net income per share were computed to give effect to the shares of restricted stock outstanding as of the original date of issuance and the conversion of the Company’s redeemable convertible preferred stock into common stock using the as-if converted method as though the conversion had occurred as of January 1, 2010 or the original date of issuance, if later.

RPX Corporation

Reconciliation of GAAP to Pro Forma Non-GAAP Net Income Per Share

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
	(unaudited)
Net income	$7,666	$3,321	$14,361	$6,441
Stock-based compensation (net of tax)	1,174	183	2,454	342

Non-GAAP net income	$8,840	$3,504	$16,815	$6,783

Pro forma non-GAAP net income per common share - basic	$0.20	$0.09	$0.41	$0.18
Pro forma non-GAAP net income per common share - diluted	$0.18	$0.09	$0.39	$0.18

Pro forma weighted-average shares - basic	43,687	37,101	40,576	37,059

Pro forma weighted-average shares - diluted	47,877	38,637	43,622	38,246

RPX Corporation Reconciliation of GAAP to Non-GAAP Selling, General, and Administrative Expenses (in thousands)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
	(unaudited)
Selling, general and administrative expenses	$11,286	$5,191	$19,396	$9,459
Less: Stock-based compensation	(1,888)	(192)	(2,936)	(349)

Non-GAAP selling, general and administrative expenses	$9,398	$4,999	$16,460	$9,110

RPX Corporation

Additional Metrics

	Six Months Ended
	June 30,
	2011	2010
	(unaudited)
Operating Metrics

Full time equivalent headcount	81	43

Number of clients	96	51
Additions in period	24	28
Trailing 4 quarters	45	37

Financial Metrics (in thousands)

Subscription revenue	$69,940	$39,597
Other revenue	3,300	450

Revenue	$73,240	$40,047

Gross acquisition spend	$41,151	$103,242
Trailing 4 quarters	$84,314	$133,489

Net acquisition spend	$41,151	$56,853
Trailing 4 quarters	$70,536	$72,964

Cash, cash equivalents and short-term investments (ending balance)	$198,697	$40,074
Deferred revenue, current and noncurrent (ending balance)	$87,574	$67,399